UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2005
__________

BPI Industries Inc.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32695	75-3183021

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 248-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
      On November 9, 2005, the Board of Directors of BPI Industries Inc. (the “Company”) unanimously approved and adopted the BPI Industries Inc. 2005 Omnibus Stock Plan (the “Plan”), subject to approval by the Company’s shareholders at the 2005 Annual Meeting of Shareholders and the Company’s common stock being delisted from the TSX Venture Exchange. The Plan became effective on December 13, 2005, when the Company’s shareholders approved the Plan and the Company’s common stock was delisted from the TSX Venture Exchange.
      A copy of the Plan has been filed as Exhibit 99.1 to this report, and is hereby incorporated herein by reference. The following is a summary of the material features of the Plan.
Purpose and Administration
      The objective of the Plan is to encourage employee ownership and to foster and promote the long-term growth and performance of the Company by enhancing the Company’s ability to attract and retain qualified employees and Directors and by motivating employees and Directors through stock ownership and performance-based incentives. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”) and will remain in effect for five years. All employees and Directors of the Company and its subsidiaries, and all consultants or agents of the Company designated by the Committee, are eligible to participate in the Plan.
Authority of Committee
      The Committee has authority to: grant awards, select the participants who will receive awards, determine the terms, conditions, vesting periods and restrictions applicable to the awards, determine how the exercise price is to be paid, modify or replace outstanding awards within the limits of the Plan, accelerate the date on which awards become exercisable, waive the restrictions and conditions applicable to awards, and establish rules governing the Plan.
      The Plan does not generally establish limits on the exercise price of awards, earn-out or vesting periods, or termination provisions in the event of termination of employment. Instead, the Committee is given the broad authority to establish these terms in order best to achieve the purpose of the Plan. However, the exercise price of an incentive stock option must be at least 100% of the fair market value of the common stock at the date of grant (110% in the case of a grant to an individual who owns stock possessing more than 10% of the combined voting power of all classes of stock). The exercise price of a stock purchase right under a stock purchase program that meets the requirements of Section 423 of the Code may not be less than 85% of the fair market value of the common stock at the date of grant.
      The Committee will be constituted in a manner that is consistent with the standards for “Non-Employee Directors” set forth in Rule 16b-3 under the U.S. Exchange Act and the definition of “compensation committee” set forth in Treasury Regulations promulgated under Section 162 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Rule 16b-3 relates to the trading of stock by insiders, and Section 162 relates to a $1 million deductibility limit, which is discussed in more detail below.

Number of Shares of Common Stock
      The Plan provides for the grant of 5% of the number of shares of common stock outstanding as of the first day of each fiscal year plus the number of shares of common stock that were available for grant of awards, but not granted, in prior years. In no event, however, may the number of shares of common stock available for the grant of awards in any fiscal year exceed 6% of the shares of common stock outstanding as of the first day of that fiscal year. The maximum number of shares of common stock that may be granted to or purchased by all employees and Directors under this Plan is 5,000,000.
      Shares of common stock subject to an award that is forfeited, terminated or canceled without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right) are generally added back to the number of shares available for grant under the Plan.
      In the event of a merger, consolidation, recapitalization, stock dividend, stock split, distribution to shareholders (other than normal cash dividends) or similar transaction, the Committee will adjust the number and class of shares that may be issued under the Plan or to any participant and the number and class of shares, and the exercise price, applicable to outstanding awards.
Types of Awards
      In addition to the maintenance of an employee stock purchase program, the Plan provides for the grant of stock options (incentive stock options or “non-qualified” stock options), restricted stock, stock appreciation rights, stock purchase rights, cash awards and other stock or performance-based incentives. These awards are payable in cash or common stock, or any combination thereof, as established by the Committee.
      The Plan provides that awards may, in the discretion of the Committee, be subject to conditions established by the Committee, including future service with the Company or the achievement of specific performance objectives. These performance objectives may be based on any of the following business criteria, either alone or in any combination, and on either a consolidated or business unit level: return on net assets, return on equity, return on invested capital, total shareholder return, equity valuation, economic value added, completion of acquisitions, product and market development, technology development, inventory management, working capital management, customer satisfaction, sales, revenue, operating income, cash flow, net income, earnings per share, and other GAAP and non-GAAP measures of financial performance, including earnings before interest and taxes, earnings before interest, taxes, depreciation, amortization and similar measures. These business criteria may be clarified by reasonable definitions adopted from time to time by the Committee, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or nonrecurring items, effects of accounting changes, effects of currency fluctuations, effects of financing activities, expenses for restructuring or productivity initiatives, non-operating items, acquisition expenses, and effects of acquisitions, divestitures or reorganizations.
      Section 162(m) of the Code limits a corporation from taking a tax deduction in excess of $1 million per year for compensation paid to certain executive officers. These executives are the Chief Executive Officer and the other executive officers whose compensation is disclosed in the Company’s proxy statement. Compensation that is contingent on the attainment of performance objectives is excluded from the $1 million limit and is therefore deductible without regard to that limit.
Grant of Awards
      Awards may be granted singularly or in combination or tandem with other awards. Awards may also be granted in replacement of other awards granted by the Company. If a participant pays all or part of the exercise price or taxes associated with an award by the transfer of common stock or the surrender of all or part of an award (including the award being exercised), the Committee may, in its discretion, grant a new award to replace the common stock or award that was transferred or surrendered. The Company may also assume awards granted by an organization acquired by the Company or may grant awards in replacement of any such awards.
Payment of Exercise Price
      The exercise price of a stock option (other than an incentive stock option), stock purchase right and any other stock award for which the Committee has established an exercise price may be paid in cash, by the transfer of common stock, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an incentive stock option may be paid in cash, by the transfer of common stock, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of an award.
Taxes Associated with Awards
      Prior to the payment of an award, the Company may withhold, or require a participant to remit to the Company, an amount sufficient to pay any federal, state and local taxes associated with the award. The Committee may permit participants to pay the taxes associated with an award (other than an incentive stock option) in cash, by the transfer of common stock, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods.
Termination of Awards
      The Committee may cancel any unexpired, unpaid or deferred awards if the participant, without the Company’s prior written consent, (i) renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company, (ii) discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential information or material relating to the Company, or (iii) engages in illegal conduct that is contrary to the policies of the Company or is otherwise detrimental to the interests of the Company.
Change in Control
      In the event of a change in control of the Company, as defined in the Plan, unless the Board of Directors determines otherwise, (i) all outstanding stock options, stock appreciation rights and stock purchase rights become fully exercisable, (ii) all restrictions and conditions applicable to restricted stock and other awards exercisable for common stock will be deemed to have been satisfied, and (iii) all cash awards will be deemed to have been fully earned. Any such determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the directors then in office are “continuing directors” and the determination is approved by a majority of the “continuing directors.” For this purpose, “continuing directors” are directors who were in office prior to the change in control or were recommended or elected to succeed “continuing directors” by a majority of the “continuing directors” then in office.
Nonassignability of Awards
      Unless the Committee otherwise determines, no award granted under the Plan may be transferred or assigned except by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Plan also provides that, unless the Committee otherwise determines, an award may be exercised during the holder’s lifetime only by the holder or by the holder’s guardian or legal representative. No incentive stock option or rights under certain employee stock purchase plans, however, may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the participant’s lifetime, by the participant’s guardian or legal representative.
Amendment and Termination of the Plan
      The Board of Directors may amend, suspend or terminate the Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve the exemption provided by Rule 16b-3 for the Plan and awards granted under the Plan, required by applicable law, or required to comply with the rules of any exchange or market on which the Company’s common stock may be listed or traded.
Item 8.01 Other Events.
     The Company’s common stock began trading on the American Stock Exchange under the symbol BPG as of Tuesday, December 13, 2005.
     The TSX Venture Exchange has accepted the Company’s application for delisting from that exchange effective as of the close of business on Tuesday, December 13, 2005.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.
99.1      BPI Industries Inc. 2005 Omnibus Stock Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI Industries Inc.
By:	/s/ George J. Zilich

George J. Zilich Chief Financial Officer and General Counsel
Date: December 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	BPI Industries Inc. 2005 Omnibus Stock Plan